Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
January 28, 2011	Cynthia Jamison-Brashier: (864) 250-6061
cjamison@palmettobank.com

The Palmetto Bank Reports Fourth Quarter Financial Results

Greenville, S.C. – Palmetto Bancshares, Inc. reported a net loss for the fourth quarter 2010 of $32.6 million, compared to a net loss for the third quarter 2010 of $13.8 million. Included in the fourth quarter and third quarter net losses, respectively, were noncash charges of $14.1 million to establish a valuation allowance against the Company’s deferred tax asset at December 31, 2010 and $3.7 million to write off goodwill related to prior branch acquisitions at September 30, 2010. These noncash charges had no effect on the liquidity, regulatory capital, or daily operations of the Company. Fourth quarter results also included a nonrecurring gain of $1.2 million on the sale of the Company’s credit card portfolio.

Excluding the noncash charges and nonrecurring item described above, the fourth quarter 2010 pre-tax loss was $19.7 million compared to a third quarter 2010 pre-tax loss of $17.7 million. Similar to the previous quarter, the fourth quarter pre-tax loss was driven primarily by the continued elevated levels of credit losses on problem assets based on declining real estate values.

In September 2010, as part of its strategic plan to address credit quality issues and accelerate its return to profitability, the Company began marketing for sale a pool of commercial real estate assets to reduce both the level of nonperforming assets and concentration in commercial real estate. During the fourth quarter, the Company entered into sales contracts for $14.7 million of these assets, of which $10.4 million closed in the fourth quarter with the remainder scheduled to close in the first quarter of 2011. As a result, the fourth quarter credit losses included $3.8 million of losses related to these asset sales. “In the fourth quarter we made the strategic decision to accept bids on certain assets that were lower than their carrying values,” said Samuel L. Erwin, Chief Executive Officer. “In making this decision, we attempted to balance the negative impact of selling assets at a loss with the positive impact of reducing our nonperforming assets and to reduce the significant ongoing carrying costs related to these problem assets. As a result of the sales and our ongoing problem asset resolution efforts, our nonperforming assets declined for the third consecutive quarter and have decreased over 20% from their quarterly peak earlier in 2010. We are hopeful this declining trend in our problem assets will continue as we reposition the Company for the future.”

As previously announced, on October 7, 2010 the Company completed the execution of another key component of its strategic plan by consummating a $103 million private placement of its common stock with institutional investors. The Company contributed substantially all of the net proceeds as a capital contribution to The Palmetto Bank, which resulted in the Bank’s capital adequacy ratios exceeding the minimum capital levels required to be categorized as well capitalized. In addition, as a condition of the private placement the Company conducted an incremental $10 million follow-on offering of common stock to its shareholders and the investors in the private placement that has been fully subscribed. Erwin continued, “Raising capital and reducing problem assets are two critically important priorities of our strategic plan as we manage through the effects of the extended recession of the past two years. We are encouraged by the early signs of an improving economy, and we are working very hard on the execution of our strategic plan to return the Company to profitability.”

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 104-year old independent state-chartered commercial bank and is the fifth-largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.4 billion and serves the Upstate through 29 banking locations in Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, Spartanburg and York counties. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail and Commercial Banking, Mortgage, Trust, Brokerage, and Insurance. Additional information may be found at the company’s web site at www.palmettobank.com.

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Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This News Release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). This News Release discusses both GAAP net loss and pre-tax loss excluding certain gains and charges, which is a non-GAAP measure. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s establishment of a valuation allowance against the Company’s deferred tax asset and gain on the sale of credit cards in the fourth quarter of 2010, as well as the write-off of goodwill in the third quarter of 2010 when assessing the performance of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.